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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)... JUNE 19, 1996

                                  TENNECO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    1-9864                  76-0233548
      (STATE OR OTHER       (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      JURISDICTION OF                                    IDENTIFICATION NO.)
      INCORPORATION)

    1275 KING STREET, GREENWICH,                          06831
             CONNECTICUT                               (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (203) 863-1000

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ITEM 5. OTHER EVENTS

  On June 21, 1996, Tenneco Inc. distributed a letter, dated June 19, 1996, from Dana G. Mead, Chairman and Chief Executive Officer of Tenneco Inc., to its stockholders regarding, among other things, (i) the announcement of a definitive agreement to merge its energy business with El Paso Energy Corporation in a tax free reorganization (the total value of the transaction to Tenneco shareholders is estimated at approximately $4 billion), (ii) that the previously announced spinoff of Newport News Shipbuilding and Dry Dock Company is proceeding and (iii) a new company, that will carry the "Tenneco" name, consisting of Tenneco Packaging, Tenneco Automotive and Tenneco Business Services will also be spunoff to the Tenneco Inc. shareholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  99(a) --Letter to Shareowners, dated June 19, 1996, from Dana G. Mead, Chairman and Chief Executive Officer of Tenneco Inc., regarding, among other things, Tenneco's announcement of a definitive agreement to merge Tenneco Energy with El Paso Energy Corporation.

  99(b) --Press release issued June 19, 1996, announcing Tenneco has signed a definitive agreement to merge one of its four operating divisions, Tenneco Energy, with El Paso Energy Corporation.





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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TENNECO INC.
                                          Registrant

                                          By:      /s/ M. W. MEYER
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                                                M. W. Meyer, Vice President
                                                and Deputy General Counsel

Date: June 21, 1996

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